JOINT
                                 CODE OF ETHICS

                                       OF

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LP
                       MBIA CAPITAL MANAGEMENT CORPORATION

PREAMBLE
                  This Code of Ethics has been adopted by

                  o the Board of Trustees of 1838 Investment Advisors Funds (the "Trust") on behalf of each series of the Trust listed on Appendix A hereto;
                  o the Board of Directors of 1838 Bond-Debenture Trading Fund (the "Fund");
                  o 1838 Investment Advisors, LP ("1838 Advisors"), insofar as 1838 Advisors serves as investment adviser to the Trust and the Fund; and
                  o MBIA Capital Management Corporation ("MBIA"), insofar as MBIA serves as principal underwriter for the Trust.


                  The Code has been adopted in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). The Rule requires the Trust, the Fund, 1838 Advisors, and MBIA to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Code and the Rule, and to use reasonable diligence to prevent violations of the Code. Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission or the federal courts. In addition, the Trust or Fund may impose internal sanctions for violations of this Code. All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule. To that end, a summary of Rule 17j-1(b) is included as Appendix B to this Code.

                  Set forth below is the Code of Ethics adopted by the Trust, the Fund, 1838 Advisors, and MBIA in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Trust, the directors and officers of the Fund, and certain affiliated persons of the Trust, the Fund, 1838 Advisors and MBIA owe a fiduciary duty to, among others, the shareholders of the Trust and/or the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

                  1.       DEFINITIONS
                           The definitions of the terms used throughout this
Code are set forth in Appendix C.

                  2.       PROHIBITED TRANSACTIONS
                           (a) No Access Person shall engage in any act,
practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth in Appendix B.

                           (b) No Access Person shall:
                                    (i) purchase or sell, directly or
indirectly, any security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                                            (A) is being considered for purchase
or sale by Trust or Fund, as the case may be, or
                                            (B) is being purchased or sold by
the Trust or Fund;

                                    (ii) disclose to other persons the
securities activities engaged in or contemplated for the various portfolios of the Trust or Fund;

                                    (iii) seek or accept anything of value,
either directly or indirectly, from broker-dealers or other persons providing services to the Trust or Fund because of such person's association with the Trust or Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust or Fund will not be considered to be in violation of this section:

                                            (A) an occasional meal;

                                            (B) an occasional ticket to a
sporting event, the theater or comparable entertainment, for which the Access Person will reimburse the host;
                                            (C) a holiday gift of fruit or other
foods; provided, however, that such gift is made available to all members of the recipient's department.

                           (c) No Investment Personnel and no Access Person of
1838 Advisors shall:
                                    (i) acquire directly or indirectly any
beneficial ownership in any securities in an IPO or in a Limited Offering without prior approval of the Compliance Officer or other person designated by the Trust's Board of Trustees or Fund's Board of Directors, as the case may be. Any person authorized to purchase securities in an IPO or Limited Offering shall disclose that investment when involved in the Trust's or Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's or Fund's decision to purchase securities of the issuer shall be subject to independent review by the Trust's or Fund's officers, as the case may be, with no personal interest in the issuer;

                                    (ii) unless an exception is granted, profit
in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement, except that the provisions in this paragraph 2(c)(ii) shall not apply to the purchase and sale, or sale and purchase, of MBIA, Inc. stock options.

                                    (iii) serve on the board of directors of any
publicly traded company without prior
authorization of the Chairman and/or President of the Trust or Fund, as the case may be. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust or the Fund and the shareholders of the Trust or Fund, as the case may be;

                                    (iv)    buy or sell a Covered Security
within at least seven (7) calendar days before and after any portfolio of the Trust or the Fund trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged.

                  3.       EXEMPTED TRANSACTIONS
                  The prohibitions of Sections 2(b) and 2(c) of the Act shall not apply to:
                           (a) purchases or sales effected in any account over
which the Access Person has no direct or indirect influence or control;
                           (b) purchases or sales which are non-volitional on
the part of either the Access Person or the Trust or Fund;
                           (c) purchases which are part of an automatic dividend
reinvestment plan;

                           (d) purchases effected upon the exercise of rights
issued by an issuer pro -rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and (e) purchases or sales of shares of any series of the Trust.

                  4.       COMPLIANCE PROCEDURES

                           (a)      Pre-clearance

                                    (i) With the exception of the Independent
Trustees and the Independent Directors, all Access
Persons generally shall receive prior approval from the Compliance Officer or other officer designated by the Board of Trustees or Board of Directors, as the case may be, before purchasing or selling securities.

                                    (ii) The following transactions are exempt from prior clearance requirements:
                                    o Mutual Funds - purchases or redemptions of
                                      including 1838 Investment Advisors Funds and any of its series.

                                    o U.S. Government Obligations - purchases or
                                      sales of direct obligations of the U.S.
                                      government. oMunicipal Bonds.

                           (b)      Initial and Annual Holdings Reports

                           All Access Persons shall disclose to the Compliance
Officer within 10 days of becoming an Access Person, and thereafter on an annual basis as of December 31, (i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account. The initial and annual reports shall be made on the appropriate forms attached under Appendix D.
                           (c)      Quarterly Reports

                                    (i) Every Access Person shall report to the
Compliance Officer the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

                                    (ii) Each Independent Trustee or Independent
Director, as the case may be, need only report a transaction in a security if such Trustee or Director, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a Trustee or Director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee or Director, such security was purchased or sold by the Trust or the Fund, as the case may be, or was being considered for purchase by the Trust or the Fund or by 1838 Advisors on behalf of the Trust or Fund.

                                    (iii)   Reports required to be made under
this Paragraph (c) shall be made not later than 10 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the Securities Transaction Report form attached hereto under Appendix D or on any other form containing the following information:
                           With respect to any transaction during the quarter in
a Covered Security in which the Access Person had any direct or indirect beneficial ownership:
                                            (A) the date of the transaction, the
name, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                                            (B) the nature of the transaction
(i.e., purchase, sale or any other type of acquisition or disposition);

                                            (C) the price at which the
 transaction in the Covered Security was effected;

                                            (D) the name of the broker, dealer
or bank with or through which the transaction was effected; and

                                            (E) the date that the report is
submitted by the Access Person.
With respect to any securities account established at a broker, dealer or bank during the quarter for the director or indirect benefit of the Access Person:

                                            (A) the name of the broker, dealer
or bank with whom the Access Person established the account;

                                            (B) the date the account was
established; and

                                            (C) the date that the report is
submitted by the Access Person.

                                    (iv) Any such report may contain a statement
that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                           (d)      Broker Confirms
                                    With the exception of the Independent
Trustees and the Independent Directors, every Access Person shall direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

                           (e)      Notification of Reporting Obligation
The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                           (f)      Certification of Compliance with Code of
Ethics

                                    (i) With the exception of the Independent
Trustees and Independent Directors, Access Persons shall certify annually that:
                                            (A) they have read and understand
the Code of Ethics and recognize that they are subject thereto;
                                            (B) they have complied with the
requirements of the Code of Ethics; and

                                            (C) they have reported all
personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

                           (g)      Conflict of Interest
                  Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Trust or the Fund, such as the existence of any economic relationship between transactions and securities held or to be acquired by any series of the Trust or the Fund. Such notification shall occur in the pre-clearance process.

                           (h)      Review of Reports
                  The Compliance Officer or a designate immediately shall review all holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Any violations of this Code shall be reported to the Board of Trustees of the Trust, or the Board of Directors of the Fund, as the case may be, in accordance with Section 5 of this Code. The Compliance Officer shall maintain a list of the persons responsible for reviewing the transactions and holdings reports.

                  5.       REPORTING OF VIOLATIONS
                           (a) The Compliance Officer shall promptly report to
the Board of Trustees or the Board of Directors, as the case may be:

                                    (i) all apparent violations of this Code of
Ethics and the reporting requirements thereunder;
and
                                    (ii) any reported transaction in a Covered
Security which was purchased or sold by the Trust or Fund within fifteen (15) days before or after the date of the reported transactions.

                           (b) When the Compliance Officer finds that a
transaction otherwise reportable to the Board of Trustees or the Board of Directors under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board.

                           (c) The Board of Trustees or the Board of Directors,
as the case may be, or a Committee created by a Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

                  6.       ANNUAL REPORTING

                           (a)      The Compliance Officer, 1838 Advisors and
MBIA shall furnish the Board of Trustees or the Board of Directors, as the case may be, an annual report relating to this Code of Ethics. Such annual report shall:
                                    (i) describe any issues arising under the
Code of Ethics or procedures during the past year;

                                   (ii) identify any material violations
of this Code or procedures, including sanctions imposed in response to such violations, during the past year;

                                    (iii) identify any recommended changes in
the existing restrictions or procedures based upon the Trust's or Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

                                    (iv) certify that the Trust, Fund, 1838
Advisors and MBIA have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

                  7.       SANCTIONS

                  Upon discovering a violation of this Code, the Board of Trustees or Board of Directors, as the case may be, may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

                  8.       RETENTION OF RECORDS

                  This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an access person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an IPO or Limited Offering, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust and Fund as required under Rule 17j-l.

                  9.       ADOPTION AND APPROVAL
                  The Board of Trustees of the Trust and Board of Directors of the Fund, including a majority of the Independent Trustees or Independent Directors, as the case may be, shall approve the Code of Ethics of the Trust or the Fund, 1838 Advisors and MBIA, and any material changes to these Codes. The Board shall approve any material change to a Code no later than six (6) months after the adoption of the material change.

                  Before approving any code of ethics or any amendment to such code, the Board shall have received a certification from the Trust or Fund, as the case may be, 1838 Advisors and MBIA that it has adopted procedures reasonably necessary to prevent Access Persons from violating 1838 Advisors' or MBIA's Code of Ethics.
Dated:  _______________, 2000

                                   APPENDIX A
                    Series of 1838 Investment Advisors Funds
                         1838 International Equity Fund
                           1838 Small Cap Equity Fund
                             1838 Fixed Income Fund
                           1838 Large Cap Equity Fund

                                   APPENDIX B
                            Summary of Rule 17j-1(b)
It shall be unlawful for

o any affiliated person of, or principal underwriter for, a registered investment company, or

o any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired [see Note below] . . . by such registered investment company:

(1) to employ any device, scheme or artifice to defraud such registered investment company;

(2) to make to such registered investment company

         o        any untrue statement of a material fact or

         o omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

(4) to engage in any manipulative practice with respect to such registered investment company.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a registered investment company means"

         (i) any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security" in Appendix C to this Code) which, within the most recent fifteen (15) calendar days:

                  o        is or has been held by the investment company; or

                  o is being or has been considered by such company, or its investment adviser, for purchase by the company

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

                                   APPENDIX C
            Definitions of Terms Used Within The Joint Code of Ethics

         (a) "Access Person" means:

                  (i) Any director, trustee, officer, general partner or Advisory Person of the Trust, the Fund or of 1838 Advisors.

                  (ii) Any director, officer, or general partner of MBIA who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations to the Trust regarding the purchase or sale of Covered Securities.

         (b)      "Advisory Person" means

                  (i) any employee of the Trust, Fund or 1838 Advisors (or of any company in a control relationship to the Trust, Fund or 1838 Advisors) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Covered Security by the Trust or Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) any natural person in a control relationship to the Trust, Fund or 1838 Advisors, who obtains information concerning recommendations made to the Trust or Fund with regard to the purchase or sale of a Covered Security by the Trust or Fund.

         (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Trust or Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (d) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

                  (iii) securities held by a trustee, executor, administrator, custodian or broker;

                  (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

                  (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

                  (vi) securities recently purchased by a person and awaiting transfer into his or her name.

         (e) "Compliance Officer" means the officer or employee of the Trust or Fund, as the case may be, who is authorized and appointed by the Trust or Fund to perform, or procure the performance of, the various responsibilities assigned to such Compliance Officer by this Code.

         (f) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

         (g) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it shall not include

                  (i) direct obligations of the Government of the United States;

                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by registered open-end investment companies.

         (h) "Independent Trustee" and "Independent Director" means a Trustee of the Trust and Director of the Fund, respectively, who is not an "interested person" of the Trust or Fund, respectively, within the meaning of Section 2(a)(19) of the Act.

         (i) "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (j)      "Investment Personnel" means:

                  (i) any employee of the Trust, the Fund, or 1838 Advisors (or of any company in a control relationship to the Trust, the Fund or 1838 Advisors), who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or the Fund; and

                  (ii) any natural person who controls the Trust, the Fund, or 1838 Advisors and who obtains information concerning recommendations made to the Trust or Fund regarding the purchase or sale of securities by the Trust or Fund.

         (k) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

         (l) "Purchase or Sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

         (m) "Security Held or to be Acquired" by the Trust or Fund means:

                  (i) any Covered Security which, within the most recent fifteen
                     (15) days:

                           (A)      is or has been held by the Trust or Fund; or

                           (B) is being or has been considered by the Trust, Fund or 1838 Advisors for purchase by the Trust or the Fund; and

                  (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this section.

         (n) "Security" as defined in Section 2(a)(36) of the Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                   APPENDIX D

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LP
                       MBIA CAPITAL MANAGEMENT CORPORATION

                              JOINT CODE OF ETHICS

                             INITIAL HOLDINGS REPORT

To the Compliance Officer of 1838 Investment Advisors Funds, 1838 Bond-Debenture Trading Fund, 1838 Investment Advisors, LP or MBIA Capital Management Corporation.

                  1. I hereby acknowledge receipt of a copy of the Joint Code of Ethics for 1838 Investment Advisors Funds (the "Trust") and 1838 Bond-Debenture Trading Fund (the "Fund").

                  2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

                  3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series, or by the Fund.

                  4. As of the date below I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities                       Number of Shares                                Type of Interest
------------------                       ----------------
                                                                                       (Direct or Indirect)




                  5. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Firm                      Account                            Type of Interest
----                      -------                           (Direct or Indirect)
                                                            --------------------

Date:
     --------------------------------------------------------------------------
Signature:
          ---------------------------------------------------------------------
                                                    Print Name:
                                                               ----------------
                                                    Title:
                                                          ---------------------
                                                    Employer's Name:
                                                                    -----------

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LP
                       MBIA CAPITAL MANAGEMENT CORPORATION

                              JOINT CODE OF ETHICS

                             ANNUAL HOLDINGS REPORT

To the Compliance Officer of 1838 Investment Advisors Funds (the "Trust"), 1838 Bond-Debenture Trading Fund (the "Fund"), 1838 Investment Advisors, LP, or MBIA Capital Management Corporation.

                  1. I have read and understand the Joint Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

                  2. I hereby certify that, during the year ended December 31, ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

                  3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series, or by the Fund.

                  4. As of December 31, _____, I had a direct or indirect beneficial ownership interest in the following securities:


Name of Securities         Number of Shares                 Type of Interest
------------------        ----------------                 (Direct or Indirect)


                  5. As of December 31, ___, the following is a list of all brokers, dealers, or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Firm                      Account                        Type of Interest
----                     -------                        (Direct or Indirect)


Date:
     --------------------------------------------------------------------------
Signature:
          ---------------------------------------------------------------------
                                                    Print Name:
                                                               ----------------
                                                    Title:
                                                          ---------------------
                                                    Employer's Name:
                                                                    -----------

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LP
                       MBIA CAPITAL MANAGEMENT CORPORATION

                         Securities Transactions Report

                  For the Calendar Quarter Ended:______________


To the Compliance Officer of 1838 Investment Advisors Funds ("the Trust"), 1838 Bond-Debenture Trading Fund (the "Fund"), 1838 Investment Advisors, LP, or MBIA Capital Management:

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Joint Code of Ethics adopted by the Trust and the Fund.

------------------------------------------------------------------------------------------------------------------------------------
     SECURITY           DATE OF        NO. OF SHARES    DOLLAR AMOUNT OF   NATURE OF TRANSACTION      PRICE       BROKER/DEALER OR
    (including        TRANSACTION                          TRANSACTION        (Purchase, Sale,                   BANK THROUGH WHOM
interest rate and                                                                  Other)                             EFFECTED
maturity date, if
   applicable)
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

                  During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

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     FIRM NAME             DATE ACCOUNT WAS ESTABLISHED       ACCOUNT NUMBER
(broker, dealer or bank)
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                  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

                  Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series, or by the Fund.

Date:
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Signature:
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                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------
                                            Employer's Name:
                                                            -------------------

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.       Purpose of the Code

                  The purpose of this code of ethics (the "Code") is to promote:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the registrant;

         o compliance with applicable laws and governmental rules and regulations;

         o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         o accountability for adherence to the Code.

                  Each Covered Officer (defined below) should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.      Covered Officers

                  This Code applies to the Principal Executive Officer, Principal Financial Officer and [Principal Accounting Officer] (the "Covered Officers") of 1838 Investment Advisers Funds and 1838 Bond-Debenture Trading Fund (collectively, the "Funds" and each a "Company"). The names of the Covered Officers of each Company are listed on Exhibit A.

III.     Covered Officer's Actual and Apparent Conflicts of Interest


                  A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company.

                  Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. The Company's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

                  Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and the investment adviser, or any other service provider, of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company, for the adviser, for other Company service providers, or for all of them), be involved in establishing policies and implementing decisions that will have different effects on the adviser, other service providers, and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the adviser or other service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by each Company's Board of Directors or Board of Trustees, as the case may be, ("the Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

                  Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

                  Each Covered Officer must:

         o not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

         o not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Company;

         o report to the Company's Board of Directors or Board of Trustees, as the case may be, any affiliations or other relationships related to conflicts of interest that are disclosed on the Company's Directors and Officers Questionnaire, or Trustees and Officers Questionnaire, as the case may be.

                  There are some conflict of interest situations that should always be approved by [counsel to the Company] if material. Examples of these include:

         o service as a director on the board of any public or private company;

         o the receipt of any gifts of more than a de minimis value;

         o the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

IV.      Disclosure and Compliance

         o Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Company;

         o Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's directors or trustees, as the case may be, and auditors, and to governmental regulators and self-regulatory organizations;

         o Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds, the adviser, and other affiliated service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

         o It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V.       Reporting and Accountability

                  Each Covered Officer must:

         o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code;

         o annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

o not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

         o notify the independent Directors or independent Trustees, as the case may be, promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

                  The [legal officer] of the Funds' investment adviser is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.1 However, any approvals or waivers2 sought by a Covered Officer will be considered by the Audit Committee of the Board (the "Committee").

                  The Funds will follow these procedures in investigating and enforcing this Code:

         o the [legal officer] will take all appropriate action to investigate any potential violations reported to him;

         o if, after such investigation, the [legal officer] believes that no violation has occurred, the [legal officer] is not required to take any further action;

         o any matter that the [legal officer] believes is a violation will be reported to the Committee;

         o if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

         o the Committee will be responsible for granting waivers, as appropriate; and

         o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI.      Other Policies and Procedures

                  This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's and principal underwriter's codes of ethics under Rule l7j-l under the Investment Company Act and the adviser's more detailed policies and procedures set forth in are separate requirements applying to the Covered Officers and others, and are not part of this Code.

----------------------------------------

         1 The [legal officer] is authorized to consult, as appropriate, with the chair of the Committee and/or, counsel to the Company, and is encouraged to do so.

         2 Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive office" of the registrant.

VII.     Amendments

                  Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent directors or trustees, as the case may be.

VIII.    Confidentiality

                  All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel.

IX.      Internal Use

                  The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.





Date:_______________

Exhibit A

Persons Covered by this Code of Ethics


1838 INVESTMENT ADVISORS FUNDS










1838 BOND-DEBENTURE TRADING FUND

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